                                                                   EXHIBIT 10.38


                 WAIVER AND AMENDMENT NO. 2 TO CREDIT AGREEMENT


         WAIVER AND AMENDMENT dated as of May 12, 1998 (the "Amendment") to the Credit Agreement dated as of August 26, 1997, as amended by Amendment No. 1 dated as of September 30, 1997 (the CREDIT AGREEMENT"), among LAROCHE INDUSTRIES INC. (the "BORROWER"), the LENDERS party thereto (the "LENDERS") and THE CHASE MANHATTAN BANK, as Administrative Agent (the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H :

         WHEREAS, the parties hereto desire to amend the Credit Agreement to permit certain investments in foreign subsidiaries in the form of debt as well as equity in an aggregate amount not to exceed $85,000,000, to modify the leverage ratio and minimum consolidated net worth requirements and to make certain other changes, primarily relating to foreign subsidiaries;

         WHEREAS, the Borrower has requested that compliance and the effects of non-compliance by the Borrower with certain provisions of the Credit Agreement be waived;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

         SECTION 2. Section 1.01. Section 1.01 of the Credit Agreement is amended by

         (a) amending the definitions of

                  (i) "Asset Sale" by amending clause (iii) thereof to read as follows:


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                           (iii) disposition to the Borrower or a Subsidiary
                  Guarantor or by a Foreign Subsidiary (that is not a Direct Foreign Subsidiary) to another Foreign Subsidiary.

                 (ii) "Borrower Consolidated EBITDA" by amending clause (1) thereof in its entirety to read as follows:

                           (1) consolidated net income of the Borrower and its
                  Consolidated Subsidiaries for such period (exclusive of (x) the portion of net income allocable to minority interests in unconsolidated Persons to the extent that cash distributions have not actually been received from such Persons (provided that cash distributions of prior period earnings may be added to net income for such period to the extent not previously reflected), (y) the effect of any extraordinary or non recurring gain or loss and (z) the effect of "marking to market" any notional amount under any Hedging Agreement that exceeds the amount of the Borrower's net investment in the related assets, to the extent such "marking to market" does not reflect a current cash payment to or from the Borrower upon the termination or unwind of such Hedging Agreement), plus

                (iii) "Consolidated Net Worth" in its entirety to read as follows:

                           "Consolidated Net Worth" means, at any date, the
                  consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date, provided there shall be excluded from any computation of such equity the effect of "marking to market" any notional amount under any Hedging Agreement that exceeds the amount of the Borrower's net investment in the related assets, to the extent such "marking to market" does not reflect a current cash payment to or from the Borrower upon the termination or unwind of such Hedging Agreement.

          (b) inserting therein, in proper alphabetical order, the following defined term:

                  "Direct Foreign Subsidiary" means any Foreign Subsidiary more than 50% of the equity, ordinary voting power or general partnership interests of which are owned directly by the Borrower.


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          SECTION 3. Section 3.16. Article III of the Credit Agreement is
amended to add the following section at the end thereof:

                  SECTION 3.16. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Borrower and its Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Borrower and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by July 1, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower and its Subsidiaries to conduct their business without a Material Adverse Effect.

         SECTION 4. Section 5.01. (a) Section 5.01(d) of the Credit Agreement is amended by deleting the words "95 days" and replacing them with the words "five months".

          (b) Section 5.01(e) of the Credit Agreement is amended by deleting the number "50" and replacing it with the number "60".

         SECTION 5. Section 5.09(b)(ii). Section 5.09(b)(ii) of the Credit Agreement is amended by deleting the word "and" preceding the designation "(y)"; inserting before the term "Foreign Subsidiary" in subclause (y) thereof the word "Direct" and immediately after the figure "66%" in subclause (y) thereof the parenthetical phrase "(or, if less, 100% of the Borrower's holdings)"; and inserting before the period at the end of clause (ii) the following:

         , and (z) any promissory notes issued to the Borrower or any Subsidiary other than a Foreign Subsidiary to evidence Indebtedness incurred pursuant to Section 6.01(a)(iv)

         SECTION 6. Section 6.01(a). (a) Section 6.01(a)(iv) of the Credit Agreement is amended by deleting the parenthetical phrase "(other than a Foreign Subsidiary)" and substituting therefor the parenthetical phrase "(other than a Foreign Subsidiary, unless such Foreign Subsidiary is a wholly owned Subsidiary)"; inserting after the words "provided that" the designation "(i)"; and


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inserting after the words "Administrative Agent" the following:

         and (ii) the aggregate principal amount of Indebtedness of all such Foreign Subsidiaries to the Borrower or other Subsidiaries which are not Foreign Subsidiaries shall not exceed $85,000,000 (including all such Indebtedness permitted by any other provision of this Section 6.01(a) (other than any such Indebtedness incurred to finance purchases of capital stock of JVC permitted pursuant to Section 6.04(i)), and computed on a consolidated basis as to all Foreign Subsidiaries) at any time outstanding

          (b) Section 6.01(a)(v) of the Credit Agreement is amended by deleting the parenthetical phrase "(other than a Foreign Subsidiary)" both times it appears, and substituting therefor the parenthetical phrase "(other than a Foreign Subsidiary, unless such Foreign Subsidiary is a wholly owned Subsidiary)"; and

          (c) Section 6.01(a)(xi) of the Credit Agreement is amended by inserting after the designation "(x)" the word "either" and by inserting before the word "and" at the end of subclause (x) of the proviso the following:

         or such Indebtedness is of a Foreign Subsidiary to a local bank and is denominated in a currency other than Dollars

         SECTION 7. Section 6.02(a). Section 6.02(a) of the Credit Agreement is amended by deleting the word "and" at the end of clause (iii); replacing the period at the end of clause (iv) with a semi-colon, followed by the word "and"; and adding the following new clause (v):

                  (v) Liens on inventory or accounts receivable of a Foreign Subsidiary securing Indebtedness of such Subsidiary permitted pursuant to subclause (x) of the proviso to Section 6.01(a)(xi) or Section 6.01(a)(xii).

         SECTION 8. Section 6.04. (a) Section 6.04(c) of the Credit Agreement is amended in its entirety to read as follows:

                  (c) subject to Section 5.09, Investments by the Borrower or any of its wholly owned Subsidiaries in capital stock and, if such Investments are in connection with a Permitted Acquisition, promissory notes of wholly owned Subsidiaries; provided that the aggregate amount (including all such Investments permitted by any other provision of this Section 6.04 (other than Section 6.04(i)), and computed on a consolidated basis as to all Foreign Subsidiaries) of such Investments in Foreign Subsidiaries will not exceed $85,000,000;



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


          (b) Section 6.04(i) of the Credit Agreement is amended in its entirety to read in its entirety as follows:

                  (i) purchases of capital stock of JVC by LII Europe pursuant to the Put/Call Arrangements or pursuant to other arrangements, and loans or advances by the Borrower to LII Europe to finance such purchases; provided that any such purchase made by LII Europe pursuant to any such other arrangements is on substantially the same material terms (including without limitation price) as the terms set forth in the Put/Call Arrangements;

          (c) Section 6.04(k) of the Credit Agreement is amended by inserting after the words "subject to" the words "Section 6.04(c) and",

          (d) Section 6.04 is further amended by deleting from the final proviso thereto the words "on or" (appearing after the phrase "made at any time") therein, and by adding the following additional sentence at the end thereof:

         For purposes of this Section 6.04, the amount of any Investment in a Foreign Subsidiary denominated in a currency other than Dollars shall be the amount thereof converted to Dollars at the spot rate on the date such Investment is made (without adjustment for subsequent currency fluctuations).

         SECTION 9. Section 6.12. Section 6.12 of the Credit Agreement is amended in its entirety to read as follows:

                  SECTION 6.12. Leverage Ratio. At the last day of any fiscal quarter of the Borrower in any period (both dates inclusive) set forth below, the Leverage Ratio will not exceed the ratio set forth below opposite such period.

                        Period                                    Ratio
                        3/01/98-5/31/98                           5.20:1
                        6/01/98-11/29/98                          5:00:1
                        11/30/98-2/27/99                          4.90:1
                        2/28/99-5/30/00                           4.50:1
                        5/31/00-5/30/01                           4.00:1
                        5/31/01-5/30/02                           3.50:1
                        Thereafter                                3.25:1



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

         SECTION 10. Section 6.13. Section 6.13 of the Credit Agreement is amended in its entirety to read as follows:

                  SECTION 6.13. Minimum Consolidated Net Worth. At the last day of any fiscal quarter of the Borrower ending on or after May 31, 1998, Consolidated Net Worth will not be less than an amount equal to the sum of (i) $31,000,000 and (ii) an amount equal to 50% of consolidated net income for each successive period of two consecutive fiscal quarters ended after May 31, 1998 and on or before such day, in each case, for which consolidated net income is positive (but with no deduction on account of negative consolidated net income for any such period of two consecutive fiscal quarters) plus (iii) 100% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Borrower's board of directors), received by the Borrower from the issuance and sale after the date hereof of any capital stock of the Borrower (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary or (y) which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise) or in connection with the conversion or exchange of any Indebtedness of the Borrower into capital stock of the Borrower after February 28, 1997.

         SECTION 11. Waivers. The Administrative Agent and the Required Lenders hereby waive compliance and the effects of non-compliance by the Borrower with the following provisions of the Credit Agreement: (a) Section 5.01(c) with respect to the financial statements of the Borrower referred to therein for the calendar month ended March 31, 1998, to the extent that such statements are delivered not later than May 31, 1998, and are otherwise as provided therein,
(b) Section 5.11 with respect to the title insurance policy delivered as to the Borrower's Gramercy, Louisiana property, to the extent that exception 3 of Schedule B, Section 11 thereof is unchanged from the original title commitment therefor, (c) Section 6.01(a)(iv) to the extent that upon the effectiveness of
Section 6 of this Amendment no breach thereof will be continuing, (d) Section
6.12 with respect to the Leverage Ratio as of November 30, 1997, to the extent that the Leverage Ratio as of such date did not exceed 5.50:1, and (e) Section
6.13 with respect to Consolidated Net Worth as of February 28, 1998, to the extent that Consolidated Net Worth as of such date was not less than $31,000,000.

         SECTION 12. Representations of Borrower. The Borrower represents and warrants that after giving effect to the foregoing provisions of this Amendment
(i) the representations and warranties of the Borrower set forth in Article 3 of the Credit Agreement will be true and correct on and as of the Amendment Effective Date (as hereinafter defined) to the same extent as they would be required to be under Section 4.03(b) on the occasion of any Borrowing and (ii) no Default will have occurred and be continuing on such date.


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         SECTION 13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 14. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 15. Effectiveness. This Amendment shall become effective as of the date hereof on the date (the "AMENDMENT EFFECTIVE DATE") when the Administrative Agent shall have received from each of the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.



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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                    LAROCHE INDUSTRIES INC.


                                    By:   /s/ Harold W. Ingalls
                                          -----------------------------
                                          Name:  Harold W. Ingalls
                                          Title:  Chief Financial Officer
                                                   & Vice President

                                    THE CHASE MANHATTAN BANK


                                    By:   /s/ Robert T. Sacks
                                          -----------------------------
                                          Name:  Robert T. Sacks
                                          Title:  Managing Director


                                    HIBERNIA NATIONAL BANK


                                    By:   /s/ Trudy W. Nelson
                                          -----------------------------
                                          Name: Trudy W. Nelson
                                          Title: Vice President


                                    WACHOVIA BANK, N.A.


                                    By:   /s/ W. Tompkins Rison, Jr.
                                          -----------------------------
                                          Name:  W. Tompkins Rison, Jr.
                                          Title:  Vice President



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                                    THE BANK OF NOVA SCOTIA


                                    By:   /s/ F.C.H. Ashby
                                          --------------------------------------
                                          Name:  F. C. H. Ashby
                                          Title:  Senior Manager Loan Operations


                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:   /s/ Rose M. Crump
                                          --------------------------------------
                                          Name:  Rose M. Crump
                                          Title:  Vice-President


                                    AMSOUTH BANK


                                    By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                    BHF-BANK AKTIENGESELLSCHAFT


                                    By:   /s/ Linda Pace
                                          --------------------------------------
                                          Name:  Linda Pace
                                          Title:  Vice President


                                    By:   /s/ Anthony Heyman
                                          --------------------------------------
                                          Name:  Anthony Heyman
                                          Title:  Assistant Vice President



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


                                    COMERICA BANK


                                    By:   /s/ Kristine L. Andersen
                                          --------------------------------------
                                          Name:  Kristine L. Andersen
                                          Title:  Account Officer


                                    NATIONAL BANK OF CANADA


                                    By:   /s/ Susan K. Gadrix
                                          --------------------------------------
                                          Name:  Susan K. Gadrix
                                          Title:  Assistant Vice President

                                    By:   /s/ J. F. Hannon
                                          --------------------------------------
                                          Name:  J.F. Hannon
                                          Title:  Vice President


                                    BANQUE PARIBAS


                                    By:   /s/ Duane Helkowski
                                          --------------------------------------
                                          Name:  Duane Helkowski
                                          Title: Vice President

                                    By:   /s/ David Canavan
                                          --------------------------------------
                                          Name:  David Canavan
                                          Title: Director




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